                                                                    EXHIBIT 10.4

                                    FORM OF


                                LEASE AGREEMENT

                                    Between





                          NATIONAL DATA CORPORATION,
                            a Delaware corporation,
                                  as Landlord


                                      And



                             GLOBAL PAYMENTS INC.,
                            a Georgia corporation,
                                   as Tenant



                      Dated: ______________________, 2000

                               TABLE OF CONTENTS

                                LEASE AGREEMENT

No.       Description                                                 Page
---       -----------                                                 ----
 1.  Premises.......................................................     1
 2.  Lease Term.....................................................     1
 3.  Base Rent......................................................     1
 4.  Rent Payment...................................................     2
 5.  Late Charge....................................................     2
 6.  Partial Payment................................................     2
 7.  Construction of this Agreement.................................     2
 8.  Use of Premises................................................     2
 9.  Definitions....................................................     3
10.  Repairs By Landlord............................................     3
11.  Repairs By Tenant..............................................     3
12.  Alterations and Improvements...................................     4
13.  Gross Nature of Lease..........................................     4
14.  Intentionally Omitted..........................................     4
15.  Acceptance and Waiver..........................................     4
16.  Signs..........................................................     4
17.  Advertising....................................................     5
18.  Removal of Fixtures............................................     5
19.  Entering Premises..............................................     5
20.  Services.......................................................     5
21.  Indemnities....................................................     7
22.  Tenant's Insurance; Waivers....................................     7
23.  Governmental Requirements......................................     9
24.  Intentionally Omitted..........................................     9
25.  Assignment and Subletting......................................    10
26.  Default........................................................    10
27.  Landlord Default/Tenant Remedies...............................    12
28.  Destruction or Damage..........................................    12
29.  Eminent Domain.................................................    12
30.  Service of Process.............................................    13
31.  Mortgagee's Rights.............................................    13
32.  Tenant's Estoppel..............................................    14
33.  Attorney's Fees and Homestead..................................    14
34.  Parking........................................................    14
35.  Intentionally Omitted..........................................    15
36.  Waste Disposal.................................................    15
37.  Surrender of Premises..........................................    15
38.  Cleaning Premises..............................................    15
39.  No Estate In Land..............................................    15
40.  Cumulative Rights..............................................    16

41.  Paragraph Titles; Severability.................................    16
43.  Holding Over...................................................    16
45.  Building Allowance and Tenant Finishes.........................    16
46.  Rules and Regulations..........................................    17
47.  Quiet Enjoyment................................................    17
48.  Entire Agreement...............................................    17
49.  Limitation of Liability........................................    17
50.  Submission of Agreement........................................    17
51.  Authority......................................................    17
53.  Broker Disclosure..............................................    18
54.  Notices........................................................    18
55.  Force Majeure..................................................    18
56.  Special Stipulations...........................................    18

                            BASIC LEASE PROVISIONS
                            ----------------------


     The following is a summary of some of the Basic Provisions of the Lease. In the event of any conflict between the terms of these Basic Lease Provisions and the referenced Sections of the Lease, the referenced Sections of the Lease shall control.

     1.  Building (See Section 1):           Building I
                                             1564 Northeast Expressway
                                             Atlanta, Georgia 30329

         Project (See Section 1):            National Data Plaza

     2.  Premises (See Section 1):

         Floors: Lobby, 1st, 2nd, 3rd and 4th floors [but excluding the mail and telecom rooms, as well as the loading dock area, which shall constitute Common Area (as defined in Section 1 hereof)]

         Rentable Square Feet:               Approximately 85,188 rentable
                                             square feet in Building I, and an
                                             allocation of 2,520 rentable square
                                             feet in Building II of National
                                             Data Plaza attributable to 1st
                                             floor conference room space which
                                             Tenant shall have the non-exclusive
                                             right to use pursuant to Section 1
                                             hereof, for a total of 87,708
                                             rentable square feet.

     3.  Term (See Section 2):               3 years

     4.  Base Rent (See Sections 2 and 3):

                         Rate Per Rentable             Monthly
         Lease Year      Square Foot of Premises       Installment
         ----------      -----------------------       -----------

            1            $19.65                        $143,621.85

            2            $20.25                        $148,007.25

            3            $20.85                        $152,392.65


     5.  Tenant's Share (See Section 13):    96.8% as to the Building

                                             2.1% as to Building II

     6.  Notice Address (See Section 54)

                                LEASE AGREEMENT



   THIS LEASE AGREEMENT (hereinafter called the "Lease") is made and entered into this ____ day of _____________________, 2000, by and between NATIONAL DATA CORPORATION, a Delaware corporation (hereinafter called "Landlord"); and GLOBAL PAYMENTS INC., a Georgia corporation (hereinafter called "Tenant").

   1.  Premises.   Landlord does hereby rent and lease to Tenant and Tenant does
       --------
hereby rent and lease from Landlord, for the purposes set forth in Section 8 hereof, the following described space (hereinafter called the "Premises"):
85,188 rentable square feet of space comprising the lobby and the 1st, 2nd, 3rd and 4th floors of a 5-story building commonly known as Building I of National Data Plaza (the "Building") [but excluding those portions thereof that are to constitute Common Area pursuant to Paragraph 2 of the Basic Lease Provisions] located on the real property described in Exhibit "A" attached hereto (the
                                          ----------
"Property"). The Building comprises part of a 2 building office complex currently known as National Data Plaza (together with any and all improvements now or hereafter located thereon and together with any additional land and/or buildings which Landlord hereinafter acquires and makes a part of such office complex, the "Project"). The Premises shall be prepared for Tenant's occupancy in the manner and subject to the provisions of Exhibit "B" attached hereto and
                                               ----------
made a part of hereof. Landlord and Tenant agree that the number of rentable square feet described above has been confirmed and conclusively agreed upon by the parties. Tenant shall also have the non-exclusive right, in common with other tenants of the Project, to use all parking lots, sidewalks, entranceways, roadways and other such Common Areas and facilities as are located from time to time on the Property and intended for the use and enjoyment of such tenants and their respective employees, guests and invitees (the "Common Area") [which right shall include, without limitation, the non-exclusive right to use, without additional charge, (i) the cafeteria to be located on the first (1st) floor of Building II of National Data Plaza ("Building II"), and the conference rooms on the 1st floor of said Building II on a first come, first served basis, as scheduled through Landlord's scheduling coordinator who shall be designated by Landlord to Tenant from time to time, and the base rent payable by Tenant with respect to the rentable square feet in Building II allocated to Tenant pursuant to Paragraph 2 of the Basic Lease Provisions is intended to and shall constitute the sole and exclusive compensation from Tenant to Landlord for the use of such cafeteria and Building II conference room space by Tenant].

   2.  Lease Term.   Tenant shall have and hold the Premises for a term ("Term")
       ----------
commencing on ________, 2000 (the "Commencement Date"), and ending at midnight on the third (3rd) anniversary of (i) the day immediately preceding the Commencement Date, if the Commencement Date is the first day of a calendar month, or (ii) the day immediately preceding the first day of the first full calendar month following the Commencement Date, if the Commencement Date is not the first day of a calendar month (the "Expiration Date"), unless sooner terminated or extended as hereinafter provided. Promptly following the Commencement Date, Landlord and Tenant shall, upon the request of either party, enter into a letter agreement in the form attached hereto as Exhibit "C",
                                                             ----------
specifying the Commencement Date, the Expiration Date, the exact number of rentable square feet contained within the Premises and the exact amount of Base Rent payable hereunder for the first Lease Year (as defined in Section 4 below).

   3.  Base Rent.  Tenant shall pay to Landlord, at NDC Real Estate Department,
       ---------
National Data Plaza, Building II, Atlanta, Georgia 30329, Attn: Director of Real Estate, or at such other place as Landlord shall designate in writing to Tenant, annual base rent ("Base Rent") in the amounts set forth in the Basic Lease Provisions. The term "Lease Year", as used in the Basic Lease Provisions and throughout this Lease, shall mean each and every consecutive twelve (12) month period during the Term of this Lease, with the first such twelve (12) month period commencing on the Commencement Date; provided, however, if the Commencement Date occurs other than on the first day of a calendar month, the first Lease Year shall be that partial month plus the first full twelve (12) full calendar months thereafter.

   4.  Rent Payment.  The Base Rent for each Lease Year shall be payable in
       ------------
equal monthly installments, due on the first day of each calendar month, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset whatsoever, except as may be expressly provided in this Lease. One full monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant for the first month's Base Rent and a like monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month following the Commencement Date during the Term hereof; provided, that if the Commencement Date should be a date other than the first day of a calendar month, the monthly Base Rent installment paid on the date of execution of this Lease by Tenant shall be prorated to that partial calendar month, and the excess shall be applied as a credit against the next monthly Base Rent installment. Tenant shall pay, as Additional Rent, any and all other sums due from Tenant under this Lease, if any (the term "Rent", as used herein, means all Base Rent, Additional Rent and all other amounts payable hereunder from Tenant to Landlord).

   5.  Late Charge.  Other remedies for non-payment of Rent notwithstanding, if
       -----------
any monthly installment of Base Rent or Additional Rent is not received by Landlord on or before the fifth (5th) business day after the same is due, or if any payment due Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the tenth (10th) business day following the date Tenant was invoiced, a late charge of three percent (3%) percent of such past due amount shall be immediately due and payable as Additional Rent and interest shall accrue from the date past due until paid at the lower of ten percent (10.0%) per annum or the highest rate permitted by applicable law.

   6.  Partial Payment.   No payment by Tenant or acceptance by Landlord of an
       ---------------
amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord's right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder.

   7.  Construction of this Agreement.   No failure of Landlord to exercise any
       ------------------------------
power given Landlord hereunder, or to insist upon strict compliance by Tenant of his obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. TIME IS OF THE ESSENCE OF THIS LEASE.

   8.  Use of Premises.
       ---------------

     (a) Tenant shall use and occupy the Premises for general office and administrative purposes (including the right to use the 1st floor as a computer room with raised floors to accommodate cabling) and for no other purpose. The Premises shall not be used for any illegal purpose, nor in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or the Building.

   (b) Tenant shall not cause or permit the receipt, storage, use, location or handling on the Property (including the Building and Premises) of any product, material or merchandise which is explosive, highly inflammable, or a "hazardous or toxic material," as that term is hereafter defined. "Hazardous or toxic material" shall include all materials or substances which have been determined to be hazardous to health or the environment, including, without limitation hazardous waste (as defined in the Resource Conservation and Recovery Act); hazardous substances (as defined in the Comprehensive Emergency Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act); gasoline or any other petroleum product or by-product or other hydrocarbon derivative; toxic substances, (as defined by the Toxic Substances Control Act); insecticides, fungicides or rodenticide, (as defined in the Federal Insecticide, Fungicide, and Rodenticide Act); asbestos and radon and substances determined to be hazardous under the Occupational Safety and Health Act or regulations promulgated thereunder. Notwithstanding the foregoing, Tenant shall not be in breach of this provision as a result of the presence in the Premises of de minimis amounts of hazardous or toxic materials which are in compliance with all applicable laws, ordinances and regulations and are customarily present in a general office use (e.g., copying machine chemicals and kitchen cleansers).

   9.  Definitions.   "Landlord," as used in this Lease, shall include the
       -----------
party named in the first paragraph hereof, its representatives, assigns and successors in title to the Premises. "Tenant" shall include the party named in the first paragraph hereof, its heirs and representatives, and, if this Lease shall be validly assigned or sublet, shall also include Tenant's assignees or subtenants, as to the Premises, or portion thereof, covered by such assignment or sublease. "Landlord" and "Tenant" include male and female, singular and plural, corporation, partnership, limited liability company (and the officers, members, partners, employees or agents of any such entities) or individual, as may fit the particular parties.

   10.  Repairs By Landlord.  Tenant, by taking possession of the Premises,
        -------------------
shall accept and shall be held to have accepted the Premises as suitable for the use intended by this Lease. Landlord shall not be required, after possession of the Premises has been delivered to Tenant, to make any repairs or improvements to the Premises, except as set forth in this Lease. Except for damage caused by casualty and condemnation (which shall be governed by Section 28 and 29 below), and subject to normal wear and tear, Landlord shall (i) maintain or cause to be maintained in good repair the Premises, the Common Area and the exterior walls, roof, foundation and structural portions of the Building, and the central portions of the Building's mechanical, electrical, plumbing and HVAC systems, and (ii) maintain or cause the maintenance of such elements of Building II as are necessary to ensure Tenant's reasonable use and enjoyment of the cafeteria and the conference rooms on the first (1st) floor thereof as contemplated by this Lease, provided any such repairs contemplated by parts (i) and (ii) hereof are not necessitated by the negligence or willful misconduct of Tenant, Tenant's invitees or anyone in the employ or control of Tenant (in which case such repairs shall be performed by Landlord at Tenant's expense).

   11.  Repairs By Tenant. Subject to Landlord's provision of janitorial
        -----------------
services in accordance with Section 20 hereof, Tenant shall keep the Premises in a neat and clean condition. Tenant shall further, at its own cost and expense, repair or restore any damage or injury to all or any part of the Building or any other part of the Project caused by Tenant or Tenant's agents, employees, invitees, licensees or contractors, including but not limited to any repairs or replacements necessitated by (i) the construction or installation of improvements to the Premises by or on behalf of Tenant, and (ii) the moving of any property into or out of the Premises. If

Tenant fails to make such repairs or replacements promptly, Landlord may, at its option and following five (5) business days prior written notice to Tenant, make the repairs and replacements and the reasonable and actual costs of such repair or replacements shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant with the monthly installment of Base Rent next due hereunder.

   12.  Alterations and Improvements.   Tenant shall not make or allow to be
        ----------------------------
made any alterations, physical additions or improvements in or to the Premises without first obtaining in writing Landlord's written consent for such alterations or additions, which consent may be granted or withheld in the sole, unfettered discretion of Landlord (if the alterations will affect the Building structure or systems or will be visible from outside the Premises), but which consent shall not be unreasonably withheld, delayed or conditioned (if the alterations will not affect the Building structure or systems and will not be visible from outside the Premises).

   13.  "Gross" Nature of Lease.   The parties acknowledge and agree that this
        -----------------------
Lease is a "full service" lease, and that the base rents specified in Paragraph 4 of the Basic Lease Provisions are "gross" to Landlord. Notwithstanding the foregoing, Landlord and Tenant hereby agree that (i) any increases in ad valorem real property taxes and insurance costs applicable or allocable to the Project for any calendar year or portion thereof during the Term over such costs budgeted for the Project for calendar year 2000, as shown on the budget attached hereto as Exhibit "F" attached hereto and incorporated herein, shall be passed
          -----------
through to and paid for by Tenant on a prorata basis, with Tenant being responsible for reimbursement to Landlord of Tenant's Share of any such increases, and (ii) Tenant shall be responsible for reimbursement to Landlord for its prorata share of any electricity costs for the Building in excess of that budgeted for the Building for the fiscal year or calendar year in question pursuant to said Exhibit "F". Any amounts owing from Tenant to Landlord
                 -----------
pursuant to the immediately preceding sentence shall be due and payable within ten (10) business days of receipt of an invoice therefor from Landlord, together with reasonable back up documentation (and such amounts due from Tenant shall constitute Additional Rent hereunder).

   14.  Intentionally Omitted.

   15.  Acceptance and Waiver.  Landlord shall not be liable to Tenant, or its
        ---------------------
officers, agents, employees, guests or invitees, for any damage caused to any of them due to the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, but Tenant, by moving into the Premises and taking possession thereof, shall accept, and shall be held to have accepted the Premises as suitable for the purposes for which the same are leased, and shall accept and shall be held to have accepted the Building and every appurtenances thereof, and Tenant by said act waives any and all defects therein; provided, however, that this Section shall not apply to any damages or injury caused by or resulting from the negligence or willful misconduct of Landlord.

   16.  Signs. Tenant shall not paint or place signs, placards, or other
        -----
advertisement of any character upon the windows of the Building except with the consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, and Tenant shall place no signs upon the outside walls, Common Area or the roof of the Building. Landlord shall provide and maintain as part of the Common Area directional/identification signage between the Building and Building II substantially in the same location and manner as exists as of the date hereof.

   17.  Advertising. Landlord may advertise the Premises as being "For Rent"
        -----------
at any
time within twelve (12) months prior to the expiration, cancellation or termination of this Lease for any reason and during any such periods may exhibit the Premises to prospective tenants upon at least twenty-four (24) hours prior written notice.

   18.  Removal of Fixtures.  If Tenant is not in default hereunder, Tenant
        -------------------
may, prior to the expiration of the Term of this Lease, or any extension thereof, remove any trade fixtures and equipment which it has placed in the Premises at its expense which can be removed without significant damage to the Premises, provided Tenant repairs all damage to the Premises caused by such removal. In addition, upon the expiration or earlier termination of this Lease, Tenant shall, at its expense, remove from the Building such telephone, computer, telecommunication and other cabling installed in connection with the Work, the Additional Work, or any future alterations performed by Tenant, as Landlord may, at its option, require to be removed by Tenant by written notice given at any time and from time to time prior to the expiration or earlier termination of this Lease, and Tenant shall repair any damage to the Building caused by such removal.

   19.  Entering Premises.   Landlord may enter the Premises at reasonable
        -----------------
hours, provided that Landlord's entry shall not unreasonably interrupt Tenant's business operations: (a) to make repairs, perform maintenance and provide other services described in Section 20 below (no prior notice is required to provide routine services) which Landlord is obligated to make to the Premises or the Building pursuant to the terms of this Lease; (b) to inspect the Premises to see that Tenant is complying with all of the terms and conditions of this Lease and with the rules and regulations hereof; (c) to remove from the Premises any articles or signs kept or exhibited therein in violation of the terms hereof;
(d) to run pipes, conduits, ducts, wiring, cabling or any other mechanical, electrical, plumbing or HVAC equipment through the areas behind the walls, below the floors or above the drop ceilings; and (e) to exercise any other right or perform any other obligation that Landlord has under this Lease. Landlord shall be allowed to take all material into and upon the Premises that may be required to make any repairs, improvements and additions, or any alterations, without in any way being deemed or held guilty of trespass and without constituting a constructive eviction of Tenant. The Rent reserved herein shall not abate while said repairs, alterations or additions are being made and Tenant shall not be entitled to maintain a set-off or counterclaim for damages against Landlord by reason of loss from interruption to the business of Tenant because of the prosecution of any such work. All such repairs, decorations, additions and improvements shall be done during ordinary business hours, or, if any such work is at the request of Tenant to be done during any other hours, the Tenant shall pay all overtime and other extra costs.

   20.  Services.
        --------

   (a) Tenant shall have access to the Premises 24 hours a day, seven days a week, provided that the "normal business hours" of the Buildings shall be from 7:00 A.M. to 6:00 P.M. EST, Monday through Friday (excluding nationally recognized bank holidays). Landlord shall furnish the following services on a 24 hours a day, 7 days a week basis during the Term, except as limited or otherwise noted below:

                         (i)  Elevator service for passenger and delivery needs;

                         (ii)  Air conditioning and heat during normal business
hours in keeping with levels and standards maintained in similar office buildings in the Atlanta, Georgia, metropolitan area (and in any event consistent with that maintained in Building II); provided that air conditioning and heat shall be provided to the first (1st) floor of Building I on a 24 hours a day, 7 days a week basis;

                         (iii) Hot and cold running water for all restrooms and
lavatories;

                         (iv)  Soap, paper towels, and toilet tissue for public
restrooms;

                         (v)   Janitorial service during normal business hours
Monday through Thursday, and on 1 weekend night, in keeping with the standards generally maintained in similar office buildings in the Atlanta, Georgia, metropolitan area;

                         (vi)  Custodial, electrical and mechanical maintenance
services during normal business hours;

                         (vii) Electric power for lighting and outlets not in
excess of a total of 10 watts per rentable square foot of the Premises at 100% connected load;

                         (viii)  Replacement of Building standard lamps and
ballasts as needed during normal business hours;

                         (ix)    Repairs and maintenance as described in Section
10 of this Lease during normal business hours;

                         (x)     General management, including supervision,
inspections, recordkeeping, accounting, leasing and related management functions during normal business hours;

                         (xi)    Mail delivery during normal business hours
through the common mailroom located in the Building in the manner currently provided; provided, however, that notwithstanding the "full service" nature of this Lease or any provisions hereof to the contrary, the reasonable and actual cost of labor and supplies associated with the operation of said mailroom (including all operating expenses except postage) shall be divided between Landlord and Tenant on a 60/40 basis (i.e., Tenant shall be responsible for 40% of such cost), and Tenant's postage (including courier, express mail and the like) shall be separately metered. Tenant shall be billed by Landlord monthly for such postage and such share of other costs, with payment due from Tenant to Landlord within ten (10) days of receipt of each such monthly invoice (which invoices shall be accompanied by copies of supporting documentation evidencing Tenant's postage), and such amounts due from Tenant shall constitute Additional Rent hereunder. Notwithstanding the foregoing, Landlord and Tenant agree to cooperate in good faith to reapportion the allocation of such operating expenses at the beginning of each fiscal year of Landlord's during the Term based on volume of Tenant's usage during the immediately preceding fiscal year (or portion thereof); and


                         (xii) Security guard service during normal business
hours substantially in the manner currently provided.


               (b) Tenant shall have no right to any services in excess of those provided herein. If Tenant uses services in an amount or for a period in excess of that provided for herein, then Landlor d reserves the right to: charge Tenant as Additional Rent hereunder a reasonable sum as reimbursement for the direct and actual cost of such added services; and/or charge Tenant for the cost of any additional equipment or facilities or modifications thereto, necessary to provide the additional services.

               (c) Landlord shall not be liable for any damages directly or indirectly resulting from the interruption in any of the services described above unless and to the extent resulting from the negligence or willful misconduct of Landlord or its agents, employees or contractors, nor shall any such interruption entitle Tenant to any abatement of Rent except as expressly set forth herein, or any right to terminate this Lease. Landlord shall use all reasonable efforts to furnish uninterrupted services as required above. Notwithstanding anything to the contrary contained herein, if Tenant cannot reasonably use (and actually ceases to use) all or any material portion of the Premises for Tenant's intended business operations by reason of any interruption in services to be provided by Landlord as a result of the acts or omissions of Landlord, its agents or employees, and such interruption continues for five (5) or more consecutive business days, then Base Rent due under this Lease shall be abated starting with the day immediately succeeding such five (5) business day period for that portion of the Premises that Tenant is unable (and actually ceases) to use for Tenant's intended business operations until such services are restored to the Premises. Tenant shall not be entitled to the rent abatement right set forth above if the service interruption is caused by the act or omission of Tenant, its agents or employees.

     21.  Indemnities.  Tenant does hereby indemnify and save harmless Landlord
          -----------
against all claims for damages to persons or property anywhere in the Building or on the Property to the extent caused by the negligence or willful misconduct of Tenant, its agents or employees or which occur in the Premises (or arise out of actions taking place in the Premises) except to the extent such damage is caused by the negligence or willful misconduct of Landlord, its agents or employees. Landlord does hereby indemnify and hold Tenant harmless against all claims for damaged persons or property to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees. The indemnities set forth hereinabove shall include the application to pay reasonable expenses actually incurred by the indemnified party, including, without limitation, reasonable, actually incurred attorneys' fees. The indemnities contained herein do not override the waivers contained in Section 22(e) below.

     22.  Tenant's Insurance; Waivers.
          ---------------------------

          (a) Tenant further covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

               (i) Liability Insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Premises and Tenant's use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $3,000,000 and to have general aggregate limits of not less than $5,000,000 for each policy year. The insurance coverage required under this Section 22(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 21 and, if necessary, the policy shall contain a contractual endorsement to that effect. The general aggregate limits under the Commercial General Liability insurance policy or policies must apply separately to the Premises and to Tenant's use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the Commercial General Liability form of policy shall specify all endorsements required herein and shall specify on the face thereof that the limits of such policy applies separately to the Premises.

               (ii) Insurance covering all trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions or changes made by Tenant pursuant to Section 10, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of "all-risks" fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance shall be held in trust by Tenant's insurance company for the repair, construction and restoration or replacement of the property damaged or destroyed (and shall be released to the party who is required to restore the damaged property in question pursuant to the terms hereof, and if no such party is so designated herein, then to Tenant) unless this Lease shall cease and terminate under the provisions of Section 28 of this Lease (in which case they will be distributed to Landlord to the extent allocable to damage to improvements or alterations made to the Premises, and to Tenant to the extent allocable to damage to Tenant's trade fixtures, merchandise and personal property).

               (iii) Workers' Compensation and Employer's Liability insurance affording statutory coverage and containing statutory limits with the Employer's Liability portion thereof to have minimum limits of $100,000.00.

               (iv) Business Interruption Insurance equal to not less than fifty percent (50%) of the estimated gross earnings (as defined in the standard form of business interruption insurance policy) of Tenant at the Premises which insurance shall be issued on an "all risks" basis (or its equivalent).

          (b) All policies of the insurance provided for in Section 22(a) shall be issued in form acceptable to Landlord by insurance companies with a rating and financial size of not less than A-X in the most current available "Best's Insurance Reports", and licensed to do business in the state in which Landlord's Building is located. Each and every such policy:

               (i) shall, with respect to the commercial general liability insurance required above, name Landlord (as well as any mortgagee of Landlord and any other party reasonably designated by Landlord) as an additional insured.

               (ii) shall be delivered to each of Landlord and any such other parties in interest within thirty (30) days after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

               (iii) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

               (iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

          (c) Any insurance provided for in Section 22(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

               (i) with respect to the commercial general liability insurance required above, Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

               (ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;

               (iii) any such policy or policies [except any covering the risks referred to in Section 22(a)(i)] shall specify therein (or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying) the amount of the total insurance allocated to the Tenant's improvements and property more specifically detailed in Section 22(a); and

               (iv) the requirements set forth in this Section 22 are otherwise satisfied.

          (d) Landlord shall maintain at all times during the Term of this Lease, with such deductible as Landlord in its sole judgment determines advisable, insurance on the "All-Risk" or equivalent form on a Replacement Cost Basis against loss or damage to the Building. Such insurance shall be in the amount of 80% of the replacement value of the Building (excluding all fixtures
and property required to be insured by Tenant under this Lease).    Landlord
shall also maintain at all times during the Term commercial general liability insurance with limits at least equal to the amount as Tenant is required to maintain pursuant to Section 22(a)(i) of this Lease.

          (e) Notwithstanding anything to the contrary set forth hereinabove, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by "all risks" property insurance of the types described above. Each party shall also be responsible for the payment of any deductible amounts required to be paid under the applicable "all risks" fire and casualty insurance carried by the party whose property is damaged. These waivers shall apply if the damage would have been covered by a customary "all risks" insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by "all risks" insurance of the types described above.

     23.  Governmental Requirements.  Tenant shall, at its own expense,
          -------------------------
promptly comply with all requirements of any legally constituted governmental or public authority made necessary by reason of any unique use by Tenant of the Premises (as opposed to office and administrative uses generally), including, without limitation, the Americans with Disabilities Act (the "ADA"). Landlord shall otherwise cause the Buildings and Common Area to be in compliance with all applicable laws, regulations and ordinances, including the ADA.

     24.  Intentionally Omitted.
          ---------------------

     25.  Assignment and Subletting.  Tenant may not, without the prior
          -------------------------
written consent of Landlord, which consent may be withheld by Landlord in its sole, unfettered discretion, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. In the event that Tenant is a corporation or entity other than an individual, any transfer of a majority or controlling interest in Tenant (whether by stock transfer, merger, operation of law or otherwise) shall be considered an assignment for purposes of this paragraph and shall require Landlord's prior written consent. Consent to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon the prior written consent of Landlord. Subtenants or assignees shall become liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant's liability hereunder and, in the event of any default by Tenant under this Lease, Landlord may, at its option, but without any obligation to do so, elect to treat such sublease or assignment as a direct Lease with Landlord and collect rent directly from the subtenant. In addition, upon any request by Tenant for Landlord's consent to an assignment or sublease, Landlord may elect to terminate this Lease and recapture all of the Premises (in the event of an assignment request) or the applicable portion of the Premises (in the event of a subleasing request); provided, however, if Landlord notifies Tenant that Landlord elects to exercise this recapture right, Tenant may, within five (5) business days of its receipt of Landlord's notice, notify Landlord that Tenant withdraws its request to sublease or assign, in which case Tenant shall continue to lease all of the Premises, subject to the terms of this Lease and Landlord's recapture notice shall be null and void. If Tenant desires to assign or sublease, Tenant must provide written notice to Landlord describing the proposed transaction in detail and providing all documentation (including detailed financial information for the proposed assignee or subtenant) reasonably necessary to let Landlord evaluate the proposed transaction. Landlord shall notify Tenant within thirty
(30) days of its receipt of such notice whether Landlord elects to exercise its recapture right and, if not, whether Landlord consents to the requested assignment or sublease. If Landlord fails to respond within such thirty (30) day period, Landlord will be deemed not to have elected to recapture and not to have consented to the assignment or sublease. If Landlord does consent to any assignment or sublease request and the assignee or subtenant pays to Tenant an amount in excess of the Rent due under this Lease (after deducting Tenant's reasonable, actual expenses in obtaining such assignment or sublease), Tenant shall pay 50% of such excess to Landlord as and when the monthly payments are received by Tenant. Notwithstanding anything to the contrary contained in this
Section 25, Tenant may assign or sublet its rights and obligations under this Lease without Landlord's prior consent to a successor corporation into which or with which Tenant is merged or consolidated or which acquired all or substantially all of Tenant's assets and property, provided that such successor corporation assumes substantially all of the obligations and liabilities of Tenant hereunder.

     26.  Tenant Default/Landlord Remedies.
          --------------------------------

     (a)  Tenant Default.  If Tenant shall default in the payment of Rent herein
          --------------
reserved when due and fails to cure such default within five (5) business days after written notice of such default is given to Tenant by Landlord; or if Tenant shall be in default in performing any of the terms or provisions of this Lease other than the provisions requiring the payment of Rent, and fails to cure such default within thirty (30) days after written notice of such default is given to Tenant by Landlord or, if such default cannot be cured within thirty
(30) days, Tenant shall not be in default if Tenant promptly commences and diligently proceeds the cure to completion as soon as possible and in all events within sixty (60) days; or if Tenant is adjudicated a bankrupt; or if a permanent receiver is appointed for Tenant's Property and such receiver is not removed within ninety (90) days after written notice from Landlord to Tenant to obtain such removal; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the Rent or any part thereof, is, or is proposed to be, reduced or payment thereof deferred; or if Tenant's effects should be levied upon or attached and such levy or attachment is not satisfied or dissolved within thirty
(30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any of said events, Landlord, at its option, may exercise any or all of the remedies set forth in Section 26(b) below.

     (b)  Landlord Remedies. Upon the occurrence of any default set forth in
          -----------------
Section 26 above which is not cured by Tenant within the applicable cure period provided therein, if any, Landlord may exercise all or any of the following remedies:

            (i) terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date specified in such notice and all rights of Tenant under this Lease shall expire and terminate as of such date, Tenant shall remain liable for all obligations under this Lease up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender, Landlord shall have the right, without notice, to enter upon and take possession of the Premises and to expel and remove Tenant and its effects without being liable for prosecution or any claim of damages therefor;

            (ii) terminate this Lease as provided in the immediately preceding subsection and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including without limitation, the then present value of (1) the total Rent which would have been payable hereunder by Tenant for the period beginning with the day following the date of such termination and ending with the Expiration Date of the term as originally scheduled hereunder, minus (2) the aggregate reasonable rental value of the Premises for the same period (as determined by a real estate broker licensed in the State of Georgia, who has at least ten (10) years experience, immediately prior to the date in question evaluating commercial office space, taking into account all relevant factors including, without limitation, the length of the remaining Term, the then current market conditions in the general area, the likelihood of reletting for a period equal to the remainder of the Term, net effective rates then being obtained by landlords for similar type space in similar buildings in the general area, vacancy levels in the general area, current levels of new construction in the general area and how that would affect vacancy and rental rates during the period equal to the remainder of the Term and inflation), plus (3) the costs of recovering the Premises, and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorneys' fees actually incurred, plus (4) the unpaid Rent earned as of the date of termination, plus interest, all of which sum shall be immediately due and payable by Tenant to Landlord;

            (iii) without terminating this Lease, and without notice to Tenant, Landlord may in its own name, but as agent for Tenant enter into and take possession of the Premises and re-let the Premises, or a portion thereof, as agent of Tenant, upon any terms and conditions as Landlord may deem necessary or desirable (Landlord shall have no obligation to attempt to re-let the Premises or any part thereof). Upon any such re-letting, all rentals received by Landlord from such re-letting shall be applied first to the costs incurred by Landlord in accomplishing any such re-letting, and thereafter shall be applied to the Rent owed by Tenant to Landlord during the remainder of the term of this Lease and Tenant shall pay any deficiency between the remaining Rent due hereunder and the amount received by such re-letting as and when due hereunder;

            (iv) allow the Premises to remain unoccupied and collect Rent from Tenant as it becomes due; or

            (v) pursue such other remedies as are available at law or in equity.

     27.    Landlord Default/Tenant Remedies. Landlord shall not be in default
            --------------------------------
unless it fails to perform the obligations required of it by this Lease within thirty (30) days after written notice from Tenant specifying which obligation Landlord has failed to perform; provided, however, that if the nature of the specified obligation is such that more than thirty (30) days are reasonably required to complete its cure, then Landlord shall not be in default if it commences to cure within said thirty (30) day period and thereafter diligently prosecutes the same to completion. As to Landlord's maintenance and repair obligations hereunder, if Landlord has not cured or commenced to cure a maintenance or repair default set forth in said notice within said thirty (30) day period, Tenant, may, at its option, cure such default. If Tenant elects to cure said default, Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant's contractor. Any materials used shall be of equal or better quality than currently exists in the Building and Tenant's contractor shall be adequately insured and of good reputation. Landlord shall reimburse Tenant for the reasonable, actual cost of said cure upon receipt of adequate bills or other supporting evidence substantiating said cost, less any amounts otherwise reimbursable to Tenant under any insurance policies carried by Tenant.

     28.  Destruction or Damage.
          ---------------------

          (a) If the Building or the Premises are totally destroyed by storm, fire, earthquake, or other casualty, or damaged to the extent that, in Landlord's reasonable opinion the damage cannot be restored within one hundred eighty (180) days of the date Landlord provides Tenant written notice of Landlord's reasonable estimate of the time necessary to restore the damage, or if the damage is not covered by standard "all risks" property insurance and as a result Landlord elects not to restore such damage, Landlord or Tenant shall have the right to terminate this Lease effective as of the date of such destruction or damage by written notice to the other on or before thirty (30) days following Landlord's notice described in the next sentence and Rent shall be accounted for as between Landlord and Tenant as of that date. Landlord shall provide Tenant with notice within forty-five (45) days following the date of the damage of the estimated time needed to restore, and whether the loss is covered by Landlord's insurance coverage (and if not, whether Landlord nevertheless elects to restore).

          (b) If the Premises are damaged by any such casualty or casualties but neither party is entitled to or neither party elects to terminate this Lease as provided in subparagraph (a) above, this Lease shall remain in full force and effect, Landlord shall notify Tenant in writing within forty-five (45) days of the date of the damage that the damage will be restored (and will include Landlord's good faith estimate of the date the restoration will be complete), in which case Rent shall abate as to any portion of the Premises which is not usable, and Landlord shall restore the Premises to substantially the same condition as before the damage occurred as soon as practicable, whereupon full Rent shall recommence.

     29.  Eminent Domain. If the whole of the Building or Premises, or such
          --------------
portion thereof as will make the Building or Premises unusable in the reasonable judgment of Landlord and Tenant, cooperating together reasonably and in good faith, for their intended purposes, is condemned or taken by any legally constituted authority for any public use or purpose, then in either of said events, Landlord or Tenant may terminate this Lease by written notice to the other and the Term hereby granted shall cease from that time when possession thereof is taken by the condemning authorities, and Rent shall be accounted for as between Landlord and Tenant as of that date. If a portion of the Building or Premises is so taken, but not such amount as will make the Premises unusable in the reasonable judgment of Landlord and Tenant, cooperating together reasonably and in good faith, for the purposes herein leased, or if neither Landlord nor Tenant elect to terminate this Lease as aforesaid, this Lease shall continue in full force and effect and the Rent shall be reduced prorata in proportion to the amount of the Premises so taken. Tenant shall have no right or claim to any part of any award made to or received by Landlord for such condemnation or taking, and all awards for such condemnation or taking shall be made solely to

Landlord. Tenant shall, however, have the right to pursue any separate award that does not reduce the award to which Landlord is entitled.

     30.  Service of Process. Except as otherwise provided by law, Tenant hereby
          ------------------
appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, the person in charge of or occupying the Premises at the time of such proceeding or notice; and if no person be in charge or occupying the Premises, then such service may be made by attaching the same to the front entrance of the Premises.

     31.  Mortgagee's Rights.
          ------------------

          (a)  Tenant agrees that this Lease shall be subject and subordinate
(i) to any mortgage, deed to secure debt or other security interest now encumbering the Property and to all advances which may be hereafter made, to the full extent of all debts and charges secured thereby and to all renewals or extensions of any part thereof, and to any mortgage, deed to secure debt or other security interest which any owner of the Property may hereafter, at any time, elect to place on the Property; (ii) to any assignment of Landlord's interest in the leases and rents from the Building or Property which includes the Lease which now exists or which any owner of the Property may hereafter, at any time, elect to place on the Property; and (iii) to any Uniform Commercial Code Financing Statement covering the personal property rights of Landlord or any owner of the Property which now exists or any owner of the Property may hereafter, at any time, elect to place on the foregoing personal property (all of the foregoing instruments set forth in (i), (ii) and (iii) above being hereafter collectively referred to as "Security Documents"). Tenant agrees upon request of the holder of any Security Documents ("Holder") to hereafter execute any documents which the counsel for Landlord or Holder may deem necessary to evidence the subordination of the Lease to the Security Documents.

          (b) In the event of a foreclosure pursuant to any Security Documents, Tenant shall at the election of the Landlord, thereafter remain bound pursuant to the terms of this Lease as if a new and identical Lease between the purchaser at such foreclosure ("Purchaser"), as landlord, and Tenant, as tenant, had been entered into for the remainder of the Term hereof and Tenant shall attorn to the Purchaser upon such foreclosure sale and shall recognize such Purchaser as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of Holder, any instrument or certificate that may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.

          (c) If the Holder of any Security Document or the Purchaser upon the foreclosure of any of the Security Documents shall succeed to the interest of Landlord under the Lease, such Holder or Purchaser shall have the same remedies, by entry, action or otherwise for the non-performance of any agreement contained in the Lease, for the recovery of Rent or for any other default or event of default hereunder that Landlord had or would have had if any such Holder or Purchaser had not succeeded to the interest of Landlord.

          (d) Tenant hereby acknowledges that if the interest of Landlord hereunder is covered by an assignment of Landlord's interest in Lease, Tenant shall pay all Rent due and payable under the Lease directly to the Holder of the assignment of Landlord's interest in Lease upon notification of the exercise of the rights thereunder by the Holder thereof.

          (e)  Notwithstanding anything to the contrary set forth in this
Section 31, the

Holder of any Security Documents shall have the right, at any time, to elect to make this Lease superior and prior to its Security Document. No documentation, other than written notice to Tenant, shall be required to evidence that the Lease has been made superior and prior to such Security Documents, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or Holder to acknowledge that the Lease has been made superior and prior to the Security Documents.

          (f)  Notwithstanding anything to the contrary contained in this
Section 31, Tenant's subordination of the Lease to any Security Documents currently encumbering the Premises is conditioned upon Landlord obtaining a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit G and made a part hereof (an "SNDA") from the
                        ---------
Holder of any such Security Documents, which SNDA Tenant must execute simultaneously with the execution of this Lease.

          (g)  Notwithstanding anything to the contrary contained in this
Section 31, this Lease and all rights of Tenant hereunder shall only be subject and subordinate to the lien and security title of any Security Documents created after the date hereof provided that the Holder of said Security Documents executes and delivers an SNDA. Tenant shall promptly execute such SNDA upon Landlord's or such Holder's request.

     32.  Tenant's Estoppel. Tenant shall, from time to time, upon not less than
          -----------------
ten (10) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid, that Tenant is not in default hereunder and has no offsets or defenses against Landlord under this Lease, and whether or not to the best of Tenant's knowledge Landlord is in default hereunder (and if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or by a mortgagee of Landlord's interest or assignee of any security deed upon Landlord's interest in the Premises.

     33.  Attorney's Fees and Homestead. If either party exercises any of the
          -----------------------------
remedies provided to it under this Lease as a result of the other party's failure to comply with its obligations, or if either party brings any action to enforce its rights under this Lease, the defaulting party shall be obligated to reimburse the non-defaulting party, on demand, for all costs and expenses, including reasonable attorneys' fees and court costs, actually incurred in connection therewith. Tenant waives all homestead rights and exemptions which he may have under any law against any obligations owing under this Lease and Tenant hereby assigns to Landlord his homestead and exemption.

     34.  Parking. No rights to specific parking spaces are granted under this
          -------
Lease; however, subject to Landlord's rights pursuant to the last sentence of this Section 34, Tenant shall be entitled, without charge, to use up to 3 spaces per each 1,000 rentable square feet of space in the Premises in the parking facilities located on the Property. All parking spaces provided to Tenant shall be unreserved and are to be used by Tenant, its employees and invitees in common with the other tenants of the Building and their employees and invitees. Subject to Tenant's rights herein, Landlord reserves the right to build improvements upon, reduce the size of, relocate, reconfigure, eliminate, and/or make alterations or additions to such parking facilities at any time.

     35.  Intentionally Omitted

     36.  Waste Disposal.
          --------------

          (a) All normal trash and waste (i.e., waste that does not require special handling pursuant to subparagraph (b) below) shall be disposed of through the janitorial service provided by Landlord.

          (b) Tenant shall be responsible for the removal and disposal of any waste deemed by any governmental authority having jurisdiction over the matter to be hazardous or infectious waste or waste requiring special handling, such removal and disposal to be in accordance with any and all applicable governmental rules, regulations, codes, orders or requirements. Tenant agrees to separate and mark appropriately all waste to be removed and disposed of through the janitorial service pursuant to (a) above and hazardous, infectious or special waste to be removed and disposed of by Tenant pursuant to this subparagraph (b). Tenant hereby indemnifies and holds harmless Landlord from and against any loss, claims, demands, damage or injury Landlord may suffer or sustain as a result of Tenant's failure to comply with the provisions of this subparagraph (b).

     37.  Surrender of Premises. Whenever under the terms hereof Landlord is
          ---------------------
entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord in the same condition as on the Commencement Date hereof, natural wear and tear and casualty and condemnation only excepted, and Tenant shall remove all of its personalty therefrom and shall, if directed to do so by Landlord, remove all improvements and restore the Premises to its original condition prior to the construction of any improvements which have been made therein by or on behalf of Tenant subsequent to the Commencement Date; provided, however, that in connection with any alterations or improvement made by or on behalf of Tenant in accordance with Section 12 hereof, Tenant shall only be required to remove any such alterations or improvement and restore the Premises if Landlord shall have conditioned its consent to such alterations or improvement on such removal and restoration occurring at the expiration of this Lease. Tenant's obligation to observe or perform these covenants shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal falls on Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

     38.  Cleaning Premises. Upon vacating the Premises, Tenant agrees to return
          -----------------
the Premises to Landlord broom clean and in the same condition when Tenant's possession commenced, natural wear and tear, casualty and condemnation excepted.

     39.  No Estate In Land. This contract shall create the relationship of
          -----------------
landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy or sale, and not assignable by Tenant except with Landlord's consent.

     40.  Cumulative Rights. All rights, powers and privileges conferred
          -----------------
hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

     41.  Paragraph Titles; Severability. The paragraph titles used herein are
          ------------------------------
not to be considered a substantive part of this Lease, but merely descriptive aids to identify the paragraph to which they refer. If any paragraph or provision herein is held invalid by a court of competent jurisdiction, all other paragraphs or severable provisions of this Lease shall not be affected thereby, but shall remain in full force and effect.

     42.  Damage or Theft of Personal Property. All personal property brought
          ------------------------------------
into the

Premises shall be at the risk of the Tenant only and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any acts of co-tenants, or other occupants of the Building, or any other person, except, with respect to damage to the Premises, as may be occasioned by the negligent or willful act of the Landlord, its employees and agents.

     43.  Holding Over. In the event Tenant remains in possession of the
          ------------
Premises after the expiration of the Term hereof, or of any renewal term, with Landlord's written consent, Tenant shall be a tenant at will and such tenancy shall be subject to all the provisions hereof, except that the monthly rental shall be at 150% of the monthly Base Rent payable hereunder upon such expiration of the Term hereof, or of any renewal term. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or any renewal term, without Landlord's written consent, Tenant shall be a tenant at sufferance and may be evicted by Landlord without any notice, but Tenant shall be obligated to pay rent for such period that Tenant holds over without written consent at the same rate provided in the previous sentence and shall also be liable for any and all other damages Landlord suffers as a result of such holdover including, without limitation, the loss of a prospective tenant for such space. There shall be no renewal of this Lease by operation of law or otherwise. Nothing in this Section shall be construed as a consent by Landlord for any holding over by Tenant after the expiration of the Term hereof, or any renewal term.

     44.  Intentionally omitted.

     45.  Building Allowance and Tenant Finishes.
          --------------------------------------

          (a) Landlord will provide to Tenant an allowance (as the same may be reduced as of the date hereof as hereinafter provided, the "Allowance") of $345,000.00 to be applied to the cost of the Work and Additional Work described in Exhibit "B". For purposes hereof, the cost of the Work and Additional Work
   -----------
shall be deemed to include, but not be limited to, the cost of the Preliminary Plans, the Plans and Specifications, all permits and all tenant buildout relating thereto. To the extent any of the Work is or has been performed by Landlord prior to the date hereof, the cost thereof (as reasonably evidenced to Tenant) shall be applied against and shall reduce the Allowance remaining as of the date hereof on a dollar for dollar basis. Tenant and Landlord agree that all costs of the Work and Additional Work in excess of such Allowance which are requested by Tenant and approved by Landlord shall be paid by Tenant to Landlord as follows: twenty-five (25%) percent of Tenant's estimated costs prior to the commencement of the Work, fifty percent (50%) of Tenant's estimated costs within five (5) business days of Landlord's notice to Tenant that fifty percent (50%) of the Work is complete and the balance of actual costs within five (5) business days of "Substantial Completion" (as hereinafter defined). The amount due for each installment shall be set forth in a written invoice from Landlord. Should Tenant fail to pay for such excess costs when due as herein provided, such amount due shall accrue interest at the annual rate of ten (10.0%) percent from the date such payment is due until paid and the failure to pay such amount when due shall be a default, subject to the provisions of Section 26.

          (b)  The Work Letter attached hereto as Exhibit "B", and executed by
                                                  ----------
Landlord and Tenant, is hereby made a part of this Lease, and its provisions shall control in the event of a conflict with the provisions contained in this Lease.

     46.  Rules and Regulations. The rules and regulations in regard to the
          ---------------------
Building, annexed hereto, and all reasonable rules and regulations which Landlord may hereafter, from time to time, adopt and promulgate for the government and management of said Building, are hereby made a part of this Lease and shall, during the said term, be observed and performed by Tenant, his agents, employees and invitees, and enforced by Landlord in a non-discriminatory manner.

     47.  Quiet Enjoyment. Tenant, upon payment in full of the required Rent and
          ---------------
full performance of the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the term hereof. Landlord shall not be responsible for the acts or omissions of any other tenant, Tenant or third party that may interfere with Tenant's use and enjoyment of the Premises.

     48.  Entire Agreement. This Lease contains the entire agreement of the
          ----------------
parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

     49.  Limitation of Liability. Landlord's obligations and liability with
          -----------------------
respect to this Lease shall be limited solely to Landlord's interest in the Building, as such interest is constituted from time to time, and neither Landlord nor any partner of Landlord, or any officer, director, shareholder, or partner of any partner of Landlord, shall have any personal liability whatsoever with respect to this Lease.

     50.  Submission of Agreement. Submission of this Lease to Tenant for
          -----------------------
signature does not constitute a reservation of space or an option to acquire a right of entry. This Lease is not binding or effective until execution by and delivery to both Landlord and Tenant.

     51.  Authority. Each of the persons executing this Lease on behalf of
          ---------
Tenant does hereby personally represent and warrant that Tenant is a duly organized and validly existing corporation, that Tenant is qualified to do business in the State of Georgia, that Tenant has full right, power and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so.

     52.  Intentionally omitted.

     53. Broker Disclosure. Landlord represents that it has dealt with no broker in connection with this Lease. Landlord agrees that, if any broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that it has dealt with no broker in connection with the Lease. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim.

     54.  Notices. Any notice which is required or permitted to be given by
          -------
either party under this Lease shall be in writing and must be given only by certified mail, return receipt requested, by hand delivery or by nationally recognized overnight courier service at the addresses set forth below. Any such notice shall be deemed given on the date sent or deposited for delivery in accordance with one of the permitted methods described above. The time period for responding to any such notice shall begin on the date the notice is actually received, but refusal to accept delivery or inability to accomplish delivery because the party can no longer be found at the then current notice address, shall be deemed receipt. Either party may change its notice address by notice to the other party in accordance with the terms of this Section 54. The following are the initial notice addresses for each party:

Landlord's Notice Address:         National Data Corporation
                                   National Data Plaza
                                   Atlanta, Georgia 30329-2010
                                   Attention: Director of Real Estate

With a copy to:                    National Data Corporation
                                   National Data Plaza
                                   Atlanta, Georgia 30329-2010
                                   Attention: Corporate Secretary

Tenant's Notice Address:           Global Payments Inc.
                                   4 Corporate Square
                                   Atlanta, Georgia 30329
                                   Attention: Real Estate

With a copy to:                    Global Payments Inc.
                                   4 Corporate Square
                                   Atlanta, Georgia 30329
                                   Attention: Corporate Secretary

     55.  Force Majeure. In the event of a strike, lockout, labor trouble, civil
          -------------
commotion, an act of God, or any other event beyond Landlord's control (a "force majeure event") which results in the Landlord being unable to timely perform its obligations hereunder to repair the Premises, provide services, or complete Work (as provided in Exhibit "B"), so long as Landlord diligently proceeds to perform such obligations after the end of the force majeure event, Landlord shall not be in breach hereunder, this Lease shall not terminate, and Tenant's obligation to pay any Base Rent, Additional Rent, or any other charges and sums due and payable shall not be excused.

     56.  Special Stipulations. The Special Stipulations, if conflicting, if
          --------------------
any, attached hereto as Exhibit "D" are modifications to the terms of this
                        -----------
Lease and such Special Stipulation shall control in the event of any conflict with the other provisions of this Lease or any exhibits hereto.

     IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year first above written.

                                            LANDLORD:

                                            NATIONAL DATA CORPORATION


                                            By:___________________________
                                               Title:_____________________


                                            Attest:_______________________
                                               Title:_____________________

                                                         (CORPORATE SEAL)

                                            TENANT:

                                            GLOBAL PAYMENTS INC., a Georgia
                                            corporation


                                            By:___________________________
                                               Title:_____________________


                                            Attest:_______________________
                                               Title:_____________________

                                                         (CORPORATE SEAL)

                             RULES AND REGULATIONS


     1. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by Tenants or used by them for any purpose other than those of ingress and egress. The floors, skylights and windows that reflect or admit light into any place in said building shall not be covered or obstructed by Tenants. The toilets, drains and other water apparatus shall not be used for any other purpose than those for which they were constructed and no sweepings, rubbish or other obstructing substances shall be thrown therein.

     2. No advertisement or other notice shall be inscribed, painted or affixed on any part of the outside or inside of said building, except upon the doors, and of such order, size and style, and at such places, as shall be approved and designated by Landlord. Interior signs on doors will be ordered for tenants by Landlord, the cost thereof to be charged to and paid for by Tenants.

     3. Tenant shall not do or permit to be done in its Premises, or bring or keep anything therein, which shall in any way increase the rate of insurance carried by Landlord on the Building, or on the Property, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or violate any applicable laws, codes or regulations. Tenants, agents, employees or invitees shall maintain order in the Premises and the Building, shall not make or permit any improper noise in the Premises or the Building or interfere in any way with other tenants, tenants or those having business with them. Nothing shall be thrown by tenants, their clerks or servants, out of the windows or doors, or down the passages or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in the Building.

     4. Tenants shall not employ any persons other than the janitors of Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of the Premises, except as may be specifically provided otherwise in the Lease.

     5. No animals, birds, bicycles or other vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building, without the approval of Landlord.

     6. No connections shall be made in the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken by Tenant or Tenant's agent, the same shall be immediately replaced or repaired by Tenant (subject to Tenant's compliance with Section 12 of the Lease) and put in order under the direction and to the satisfaction of Landlord, or its agents, and shall be kept whole and in good repair. Tenants shall not injure, overload, or deface the Building, the woodwork or the walls of the Premises, nor carry on upon the Premises any noxious, noisy or offensive business.

     7. A reasonable number of keys will be furnished tenants without charge. No additional locks or latches shall be put upon any door without the written consent of Landlord. tenants, at the termination of their Lease, shall return to Landlord all keys to doors in the Building.

     8. The use of burning fluid, camphene, benzine, kerosene or anything except gas or electricity, for lighting the Premises, is prohibited. No offensive gases or liquids will be permitted.

     9. All wiring and cabling work shall be done only by contractors approved in advance by Landlord and Landlord shall have the right to have all such work supervised by Building engineering/maintenance personnel.

     10. Landlord has security personnel for the Buildings, and every person entering or leaving the Buildings may be questioned by such personnel as to the visitor's business in the Buildings and shall sign his or her name on a form provided by the Buildings for so registering such persons. Landlord shall have no liability with respect to breaches of the Buildings security, if any.

                                  EXHIBIT "A"
                                  ----------

                                   PROPERTY

                          [INSERT LEGAL DESCRIPTION]

                                  EXHIBIT "B"
                                  ----------
                                 (WORK LETTER)


     To induce Tenant to enter into the Lease (to which this Exhibit B is attached) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

     1. Landlord shall build out the 2/nd/ floor of the Premises substantially in accordance with the preliminary plans and specifications and/or preliminary floor plans set forth on Exhibit B attached hereto and incorporated herein (the
                         ---------
"Preliminary Plans"; the work contemplated by the Preliminary Plans being referred to herein as the "Work"). Tenant shall otherwise accept the Premises in their AS IS condition. Within thirty (30) days after the date of the Lease, Landlord shall prepare and submit to Tenant a set of plans and specifications and/or construction drawings (collectively, the "Plans and Specifications") based on the Preliminary Plans. Tenant shall have five (5) business days after receipt of the Plans and Specifications in which to review and to give to Landlord written notice of its approval of the Plans and Specifications or its requested changes to the Plans and Specifications. Tenant shall have no right to request any changes to the Plans and Specifications which would materially alter either the Premises or the exterior appearance or basic nature of the Building, as the same are contemplated by the Preliminary Plans. If Tenant fails to approve or request changes to the Plans and Specifications by five (5) business days after its receipt thereof, then Tenant shall be deemed to have approved the Plans and Specifications and the same shall thereupon be final. If Tenant requests any changes to the Plans and Specifications, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the Plans and Specifications to Tenant. Tenant may not thereafter disapprove the revised portions of the Plans and Specifications unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the Plans and Specifications, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the Plans and Specifications, and of any revisions thereto, act reasonably and in good faith. After Tenant has approved the Plans and Specifications or the Plans and Specifications have otherwise been finalized pursuant to the procedures set forth hereinabove, any subsequent changes to the Plans and Specifications requested by Tenant shall be at Tenant's sole cost and expense and subject to Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall use reasonable speed and diligence to "Substantially Complete" the Work.

     2. Any other work desired by Tenant, and approved by Landlord (which approval shall not be unreasonably withheld), shall be performed by Landlord or Landlord's contractors, unless Landlord otherwise consents in writing. If Tenant desires any work in addition to the Work described in Section 1 hereof ("Additional Work"), Tenant shall submit to Landlord or Landlord's agent (at Tenant's sole cost and expense) the necessary drawings, plans and specifications for the Additional Work within five (5) days of the date of the Lease. Prior to commencing any such Additional Work requested by Tenant, Landlord or Landlord's agent shall submit to Tenant a written estimate of the cost of such Additional Work. If Tenant shall fail to approve said estimate within seven (7) days from the receipt thereof, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon. If Tenant desires any changes in the Additional Work after having approved the initial plans and cost estimate, Tenant shall be required to sign such field order changes requested by Landlord or Landlord's contractors or agents to evidence any such change desired by Tenant. Tenant acknowledges that no cost estimate will be given for any changes in the Additional Work after the initial cost estimate has been approved by Tenant, and Tenant shall be responsible for any and all costs associated with any such change. The Allowance shall be applied toward the cost of the Work and the excess, if any, toward the Additional Work. Any costs of the Work and Additional Work in excess of the Allowance specified in the Lease shall be due and payable from Tenant to Landlord as provided in Section 45 of the Lease.

     3. For purposes of this Lease, the term "Substantial Completion" (or any variation thereof) shall mean completion of construction of the Work in accordance with the Plans and Specifications, subject only to Punchlist items established as hereinafter set forth, so that Tenant can lawfully occupy and conduct its business on the 2/nd/ floor of the Premises, as established by the delivery by Landlord to Tenant of a certificate of occupancy (or temporary certificate of occupancy or its equivalent) for the 2/nd/ floor of the Premises issued by the appropriate governmental authority, if a certificate is so required by a governmental authority (and if it is not so required, then "Substantial Completion" shall be evidenced by a Certificate of Substantial Completion on standard AIA Form G-704 certified by Landlord's architect). If the Substantial Completion of the Work by Landlord is delayed due to any act or omission of Tenant or Tenant's representatives, including any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any drawings or estimates or in giving any authorization or approval, the Work shall be deemed Substantially Completed on the date when they would have been Substantially Complete but for such delay. Upon Substantial Completion of the Work, a representative of Landlord and a representative of Tenant together shall inspect the Work and generate a punchlist of defective or uncompleted items relating to the completion of the Work (the "Punchlist"), which Punchlist shall be incorporated into the certificate to be executed and delivered by each of the parties upon such Substantial Completion in the form attached hereto as Exhibit "E" (the "Completion Certificate"). Landlord shall, within a reasonable time after the Punchlist is prepared and agreed upon by Landlord and Tenant (and such certificate is executed and delivered by tenant as aforesaid), complete such incomplete work and remedy such defective work as is set forth on the Punchlist. All construction work performed by Landlord shall be deemed approved by Tenant in all respects except for items of said work which are not completed or do not conform to the Plans and Specifications and which are included on the Punchlist upon the execution and delivery of the Completion Certificate.

                                  EXHIBIT "C"
                                  ----------


                INITIAL ACKNOWLEDGMENT, ACCEPTANCE AND AMENDMENT


     Tenant hereby acknowledges that the Premises demised pursuant to the Lease to which this Exhibit "C" is attached (the "Lease"), and all tenant finish items to be completed by the Landlord, or Landlord's contractors, have been satisfactorily completed in every respect, except for the Work to be performed pursuant to Exhibit B to the Lease, and Tenant hereby accepts said Premises in its current "AS IS" condition (notwithstanding such work to be performed pursuant to Exhibit B to the Lease) and sufficient for the uses intended as set forth in the Lease. Possession of the Premises is hereby delivered to Tenant, and any damages to walls, ceilings, floors or existing work, except for any damages caused by Landlord or Landlord's contractors in completing the Work, shall be the sole responsibility of Tenant.

     If any improvements or tenant finishes are to be constructed or installed by Tenant or Tenant's contractors, as previously approved by Landlord, Tenant hereby agrees to indemnify and hold harmless Landlord from and against any claims, demands, loss or damage Landlord may suffer or sustain as a result of such work by Tenant or Tenant's contractors, including, without limitation, any claim of lien which may be filed against the Premises as a result of such work by Tenant's contractors or representatives. In the event any such claim of lien is filed against Landlord's property by any contractor, laborer or materialman performing work on the Premises at Tenant's direction, Tenant agrees to cause such lien to be discharged, by payment of the claim or bond, within ten (10) days of receipt of demand by Landlord.

     Tenant and Landlord hereby further acknowledge and agree as follows:

1.   The Commencement Date (as defined in the Lease) is __________________,
2000.

2. The exact rentable square feet contained within the Premises is 87,708 square feet.

3. The initial Base Rent payable under the Lease is $1,723,462.20, payable in equal monthly installments as provided in the Lease.

4.   Rent under the Lease will commence as of the Commencement Date.

5. This Acknowledgment, Acceptance and Amendment, when executed by Landlord and Tenant, shall be attached to and shall become a part of the Lease. If any provision contained herein conflicts with any provision of the Lease, the provisions hereof shall supersede and control, and the Lease shall be deemed modified and amended to conform with the provisions hereof.


6.   Other agreements or modifications:
     ---------------------------------



     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals, this _______ day of _________________, 2000.

TENANT:                                        LANDLORD:
------                                         --------

GLOBAL PAYMENTS INC.                           NATIONAL DATA CORPORATION



By:______________________                      By:______________________
     Title:______________                           Title:______________



Attest:__________________                      Attest:__________________
     Title:______________                           Title:______________


       [CORPORATE SEAL]                               [CORPORATE SEAL]

                                  EXHIBIT "D"

                             SPECIAL STIPULATIONS

None.

                                  EXHIBIT "E"
                                  ----------

                        WORK COMPLETION ACKNOWLEDGMENT,
                           ACCEPTANCE AND AMENDMENT


     Tenant hereby acknowledges that the Premises demised pursuant to the Lease to which this Exhibit "E" is attached (the "Lease"), and all tenant finish items to be completed by the Landlord, or Landlord's contractors, including, without limitation, the Work to be performed by Landlord in accordance with Exhibit "B" of the Lease, have been satisfactorily completed in every respect, except for the punchlist items set forth below, and Tenant hereby accepts said Premises and Work as substantially complete and ready for the uses intended as set forth in the Lease. Landlord shall complete the punchlist items, if any, as soon as is reasonably possible. Possession of the second floor of the Premises is hereby delivered to Tenant, and any damages to walls, ceilings, floors or existing work therein, except for any damages caused by Landlord or Landlord's contractors in completing any punchlist items, shall be the sole responsibility of Tenant.

     If any improvements or tenant finishes are to be constructed or installed by Tenant or Tenant's contractors, as previously approved by Landlord, Tenant hereby agrees to indemnify and hold harmless Landlord from and against any claims, demands, loss or damage Landlord may suffer or sustain as a result of such work by Tenant or Tenant's contractors, including, without limitation, any claim of lien which may be filed against the Premises as a result of such work by Tenant's contractors or representatives. In the event any such claim of lien is filed against Landlord's property by any contractor, laborer or materialman performing work on the Premises at Tenant's direction, Tenant agrees to cause such lien to be discharged, by payment of the claim or bond, within thirty (30) days of receipt of demand by Landlord.

     Tenant and Landlord hereby further acknowledge and agree as follows:

1. The following punch list items are all that remain to be completed by Landlord or Landlord's contractor:




2. This Acknowledgment, Acceptance and Amendment, when executed by Landlord and Tenant, shall be attached to and shall become a part of the Lease. If any provision contained herein conflicts with any provision of the Lease, the provisions hereof shall supersede and control, and the Lease shall be deemed modified and amended to conform with the provisions hereof.


3.   Other agreements or modifications:
     ---------------------------------

     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals, this _______ day of _________________, 20__.

TENANT:                                        LANDLORD:
------                                         --------

GLOBAL PAYMENTS INC.                           NATIONAL DATA CORPORATION



By:______________________                      By:______________________
     Title:______________                           Title:______________



Attest:__________________                      Attest:__________________
     Title:______________                           Title:______________


       [CORPORATE SEAL]                               [CORPORATE SEAL]

                                  EXHIBIT "F"
                                  ----------



-----------------------------------------------------------------------
                                  Schedule F
                                  ----------


                              Annual Budget      RSF      Price per RSF
                              -------------      ---      -------------

Building I                    $  836,825       208,071        $ 4.02
Building II                   $  870,293       208,071        $ 4.18
Admin Services                $1,000,144       208,071        $ 4.81
Property Tax                  $  171,883       208,071        $ 0.83
Insurance                     $  183,252       208,071        $ 0.88
                              -----------------------------------------
Full Service                  $3,062,397       208,071        $14.72

Premium Electric              $  310,000       208,071        $ 1.49
Premium Security              $  716,578       208,071        $ 3.44
                              -----------------------------------------
Total Rent                    $4,088,975       208,071        $19.65
-----------------------------------------------------------------------

Notes:  1. Building I Property Tax is $56,452
        2. Building II Property Tax is $115,431
        3. Building I Insurance is $87,961
        4. Building II Insurance is $95,291

                                  EXHIBIT "G"
                                  ----------

                                 FORM OF SNDA